 Exhibit 2

Alfredo L. Rovira
H.B. Fuller Company
July 11, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        1312.93 Shares
                                        This amount includes shares acquired pursuant to a                                         dividend reinvestment feature of the 1998                                                 Directors' Stock Plan.